EXHIBIT 10.5

                                   GUARANTY


      THIS GUARANTY (the "Guaranty"), dated as of January 31, 1997, is made by NL INDUSTRIES, INC., a Delaware corporation (the "Guarantor"), in favor of HYPOBANK INTERNATIONAL S.A. (the "Agent"), as agent for all the Banks listed on
Schedule 1 to the Loan Agreement (as hereinafter defined) and their successors and assigns (collectively, with the Agent, the "Banks"). Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Loan Agreement.

                             W I T N E S S E T H:

      WHEREAS, Kronos International, Inc., a Delaware corporation (the "Borrower"), Kronos Titan-GmbH ("Kronos Titan"), the Agent and the Banks are, concurrently herewith, entering into that certain Second Amended and Restated Loan Agreement dated as of January 31, 1997 (as the same may be amended or supplemented from time to time, the "Loan Agreement"), which Loan Agreement amends and restates that certain Amended and Restated Loan Agreement dated as of October 15, 1993, among the Borrower, the Agent, Banque Paribas, as Co-Agent (the "Co-Agent"), and the Banks (or their predecessors in interest) (the "First Restated Agreement"), which First Restated Agreement amends and restates that certain Loan Agreement dated as of May 30, 1990, among the Borrower, the Agent, the Co-Agent and the Banks (or their predecessors in interest) as amended by that certain (i) First Amendment Agreement dated as of December 31, 1990, (ii) Second Amendment Agreement dated as of March 22, 1991 and (iii) Third Amendment Agreement dated as of June 15, 1992 (the "Original Agreement"), pursuant to which the Banks (or their predecessors in interest) initially loaned to the Borrower the principal amount of DM 1,600,000,000 (Deutsche Mark One Billion Six Hundred Million) (the aggregate of any and all amounts advanced by the Banks or their predecessors in interest under the Loan Agreement, the First Restated Agreement and/or the Original Agreement and outstanding at any time, including without limitation any and all amounts outstanding under the Term Portion or the Revolving Portion (as such terms are defined in the Loan Agreement), is hereinafter called the "Loans"); and

      WHEREAS, in order to induce the Banks to amend and restate the First Restated Agreement, the Guarantor is required to guarantee the prompt payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower or any of its Subsidiaries under the Loan Documents on the terms and conditions set forth in this Guaranty;

      NOW THEREFORE, for and in consideration of the above, and any and all financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described herein) heretofore, now or hereafter made to or for the benefit of the Borrower and/or Kronos Titan by the Banks, the Guarantor hereto covenants and agrees as follows:


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                                   ARTICLE I

                                 The Guaranty

      SECTION 1.1 The Guaranty. The Guarantor hereby unconditionally guarantees to the Agent and the Banks and their respective successors and assigns the punctual payment, as and when due (whether by acceleration or otherwise), of

            (i) The principal amount of the Loans and all interest and prepayment and other charges accruing thereunder;

            (ii) All charges, payments, and other obligations of the Borrower and/or Kronos Titan accruing under the Loan Agreement, the First Restated Agreement and/or the Original Agreement; and

            (iii) All charges, payments and other obligations of the Borrower, Kronos Titan and/or any of the Subsidiaries of the Borrower accruing under this Guaranty or any of the other Loan Documents (all of the foregoing, collectively, the "Secured Indebtedness").

      Upon failure by the Borrower, Kronos Titan and/or any of the Subsidiaries of the Borrower to pay punctually any such amount, the Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the Loan Documents or as otherwise notified to the Guarantor by the Agent.

      SECTION 1.2 Guarantor's Obligation. The Guarantor agrees that its liability hereunder shall be as a sole and primary obligor and not merely as surety and that its liability is absolute and unconditional, and shall not be subject to any right of set-off or counterclaim and shall remain in full force and effect until the entire Secured Indebtedness shall have been paid in full.

      SECTION 1.3 Waiver. The Guarantor hereby waives, to the fullest extent permitted by law, notice of the acceptance hereof, diligence, presentment, demand of payment or otherwise, and any right to require a proceeding first against the Borrower, Kronos Titan and/or any other Person (including without limitation any other Guarantor).

      SECTION 1.4 No Effect or Impairment. The Guarantor hereby consents to and agrees that its obligations under this Guaranty will not be discharged or affected by: (i) any acceptance, forbearance or release in respect of the rights of the Agent or the Banks or any subsequent holder under the Loan Agreement or the Loan Documents, including, without limitation, any release of any of the Collateral or any other guaranty of the Loans; (ii) any waiver or release of any right or option of the Agent or the Banks or any subsequent holder under the terms of the Loan Agreement or other Loan Documents, including, without limitation, any release of any of the Collateral or any other guaranty of the Loans; (iii) any modification, extension, renewal or amendment of the terms of the Loan Agreement or other Loan Documents; (iv) the fact that the Loan Agreement or any other Loan Documents shall be invalid, illegal or unenforceable, in whole or in part, for any reason; (v) the receipt and acceptance of notes, checks or other instruments for

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the payment of money by the  Borrower,  Kronos Titan and/or any  Subsidiary  and
extensions and renewals thereof; or (vi) except as otherwise provided herein, any other act or omission of any kind by the Agent or the Banks or any subsequent holder or the Borrower or Kronos Titan or any other circumstance whatsoever which might constitute a legal or equitable discharge of the Guarantor, including, without limitation, the bankruptcy of the Borrower, Kronos Titan and/or any Subsidiary.

      SECTION 1.5 Payments. All payments provided for herein shall be made in immediately available funds in Deutsche Mark ("DM"); provided, however, that payments provided for herein shall be made in immediately available funds in U.S. Dollars if and to the extent that the payment provided for herein relates to an amount payable by the Borrower and/or Kronos Titan in U.S. Dollars. The obligation of the Guarantor to make payment in DM of any amounts due hereunder to the Agent shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than DM, except to the extent that such tender or recovery shall result in the actual receipt by the Agent of the full amount of DM expressed to be due and owing in respect of the principal amount of and interest accrued on the Loans and in regard to the other parts of the Secured Indebtedness expressed in DM. The Guarantor agrees that the obligations to make payments in DM as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in DM of the amount (if any) by which such actual receipt shall fall short of the full amount of DM expressed to be payable in respect of any amount due hereunder, and shall not be affected by any judgment being obtained for other sums in any other currency in enforcement of this Guaranty.

      SECTION 1.6 Net Payments. All payments by the Guarantor under this Agreement shall be made without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future taxes (other than Excluded Taxes) now or hereafter imposed on the recipient of such payment or its income, property, assets or franchises, except to the extent that such withholding or deduction is required by applicable law or is permitted under the Loan Agreement.

      If any such withholding or deduction is required by applicable law or is permitted under the Loan Agreement, the Guarantor will:

            (i) pay to the relevant tax authorities the full amount so required to be withheld or deducted when and as the same shall become due and payable to such tax authorities;

            (ii) promptly forward to the Agent and each of the affected Banks an official receipt or other documentation satisfactory to the Agent evidencing such payment to such tax authorities; and

            (iii) except to the extent that such withholding or deduction is for Excluded Taxes or, under the terms of the Loan Agreement, for additional amounts which are not payable or have been waived, pay to the Agent for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by each recipient will equal

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the full amount such  recipient  would have received had no such  withholding or deduction been required.

      SECTION 1.7 Subrogation. The Guarantor shall not have any right to, and will not, exercise any rights that it may acquire by way of subrogation under this Guaranty (by any payment made hereunder or otherwise) until all the Secured Indebtedness shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Secured Indebtedness shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied to the payment of the Secured Indebtedness, whether matured or unmatured, in accordance with the terms of the Loan Agreement. If (i) all the Secured Indebtedness shall be paid in full, the Agent and the Banks will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Secured Indebtedness resulting from such payment by the Guarantor.

      SECTION 1.8 Revival of Obligation. If, after the Agent's or the other Banks' receipt of any payment from the Borrower of all or any part of the amounts paid under this Guaranty, or after the Agent's or the other Banks' collection of the proceeds from the sale of any Collateral or from the payment under any other guaranty, the Agent or the Banks are petitioned or compelled to return any such payment or proceeds, because such payment or proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, an impermissible setoff, or for any reason whatsoever, then the Borrower's obligations (and Kronos Titan's obligations, if applicable) shall be deemed to be revived and this Guaranty shall continue in full force as if such payment or proceeds had not been received by the Agent or the Banks until payment in full is made by the Guarantor. In addition, the Guarantor agrees to indemnify and hold the Agent and the Banks harmless from and against and for any and all damages, losses, costs or expenses (including without limitation, reasonable attorneys' fees) incurred by them in connection with such surrender or return.

                                  ARTICLE II

                           Jurisdiction and Service

      SECTION 2.1 Consent to Jurisdiction, Venue. The Guarantor represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should the Agent bring any suit, action or proceeding in the jurisdiction described below to enforce any obligation or liability of the Guarantor under this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of the Guarantor or with respect to its assets or property. The Guarantor irrevocably submits to the jurisdiction of any federal or state court sitting in the City of New York, State of New York, or in the City of Dallas, State of Texas, over any suit, action or proceeding arising out of or relating to this Guaranty. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it has or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such court has been

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brought  in  an  inconvenient   forum.  The  Guarantor  agrees  that  final  and
non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Guarantor and may be enforced in any other courts to the jurisdiction of which the Guarantor is subject by a suit upon such judgment, provided that service of process is effected upon the Guarantor in one of the manners specified in Section 2.3 below or as otherwise permitted by law.

      SECTION 2.2 Appointment of Agent. The Guarantor hereby irrevocably designates and appoints The Prentice-Hall Corporation System, Inc., c/o Corporation Service Company, 500 Central Avenue, Albany, New York 12206, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 2.1 in any court sitting in The City of New York, State of New York. Said designation and appointment shall be irrevocable until the Secured Indebtedness shall have been paid in full. If such agent for service shall cease so to act, the Guarantor covenants and agrees that it shall irrevocably designate and appoint without delay another such agent satisfactory to the Agent and shall deliver promptly to the Agent evidence in writing of such other agent's acceptance of such appointment.

      SECTION 2.3 Service of Process. The Guarantor hereby consents to process being served in any suit, action or proceeding of the nature referred to in
Section 2.1 either (a) by the mailing of a copy thereof by registered mail (registered airmail if addressed to a location in a country other than the country of mailing), postage prepaid, return receipt requested, to the address for the Guarantor set forth on the signature page hereof or to any other address of which the Guarantor shall have given written notice to Agent or such holder or (b) by serving a copy thereof upon The Prentice-Hall Corporation System, Inc., c/o Corporation Service Company, 500 Central Avenue, Albany, New York 12206, as the Guarantor's agent for service of process (provided that, to the extent lawful and possible, written notice of said service upon said agent of the Guarantor shall be mailed by registered mail (registered airmail if addressed to a location in a country other than the country of mailing), postage prepaid, return receipt requested, to the Guarantor at its address specified above or to any other address of which the Guarantor shall have given written notice to the Agent. The Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Guarantor.

      SECTION 2.4 No Limitation on Service or Suit. Nothing in Sections 2.1, 2.2 or 2.3 above shall affect the right of the Agent to serve process in any manner permitted by law or limit the right of the Agent or other holder to bring proceedings against the Guarantor in the courts of any other jurisdiction.


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                                  ARTICLE III

                              General Conditions

      SECTION 3.1 Survival. All covenants, agreements, representations and warranties made by the Guarantor in this Guaranty and in any certificates or other documents delivered pursuant hereto shall survive and shall continue in full force and effect until the Secured Indebtedness is paid in full.

      SECTION 3.2 Assignment. The Agent may assign any and all rights it has hereunder, either in whole or in part; the Guarantor may not assign any of its rights or indebtedness, liabilities or obligations under this Guaranty except as may be permitted in the Loan Agreement.

      SECTION 3.3 Communications and Notices. All communications and notices provided for in this Guaranty shall be in English, shall be in writing and shall be in accord with Article 26 of the Loan Agreement.

      SECTION 3.4 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower, Kronos Titan and/or any of the Subsidiaries of the Borrower under the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, Kronos Titan and/or any such Subsidiary, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent.

      SECTION 3.5 Limitation on Guarantor's Obligations. The indebtedness, liabilities and obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its indebtedness, liabilities and obligations hereunder subject to avoidance under
Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law.

      SECTION 3.6 Governing Law. This Guaranty shall be construed in accordance with, and governed by the laws of, the State of New York.

      SECTION 3.7 Headings of Articles and Sections. The headings of the Articles and Sections of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part of this Guaranty.

      SECTION 3.8 Severability. In case one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      SECTION 3.9 Execution in Counterparts. This Guaranty may be executed in one or more counterparts, each of which when executed and delivered shall be an original and all of which shall together constitute one and the same instrument.

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      SECTION 3.10 Entire Agreement. This Guaranty embodies the entire agreement and understanding between the Agent and the Guarantor relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

      SECTION 3.11 No Waivers. No waiver by any party of any conditions, or of any breach of any term, covenant, representation or warranty contained in the instruments evidencing the Loans, the Loan Agreement, this Guaranty, or any of the other Loan Documents in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      SECTION 3.12 Changes, Waivers, Amendments and Modifications. Neither this Guaranty nor any provision hereof may be modified or amended orally, but only by a statement in writing entered into by the Guarantor and the Agent, provided however, that no such agreement shall (i) affect the indebtedness, liabilities and obligations of the Guarantor under Article I hereof or (ii) modify the provisions of this Section 3.12, without the consent of the Banks in accordance with the Loan Agreement.

      SECTION 3.13 Definitions. Terms used but not defined herein shall have the meanings provided for in the Loan Agreement unless otherwise expressly provided or unless the context hereof otherwise requires.

      SECTION 3.14 Costs and Expenses. The Guarantor covenants and agrees to reimburse the Agent for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and court costs, incurred by the Agent in enforcing this Guaranty, and the Guarantor acknowledges and agrees that all such sums to be so reimbursed by it to the Agent are part of the Secured Indebtedness.

      SECTION 3.15 Limitation of Special Damages. The Guarantor hereby releases each of the Agent and all of the Banks from any liability for, and waives, and agrees not to claim or sue for any special, indirect or consequential damages, suffered by the undersigned, in connection with any claim (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with the Loan Documents, whether such claim is asserted before or after repayment in full of all of the Borrower's and/or Kronos Titan's indebtedness, liabilities and obligations. This waiver shall inure to the benefit of the Agent and the Banks and their respective successors and assigns and shall be binding on the Guarantor and its successors and assigns.

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      IN WITNESS  WHEREOF,  the parties  hereto have caused this  Guaranty to be duly executed as of the date first stated above.

                               NL INDUSTRIES, INC.

                                    By:       /s/ Susan E. Alderton
                                    Name:     Susan E. Alderton
                                    Title:    Vice President & Treasurr
                                    Address:  16825 Northchase Drive, Suite 1200
                                              Houston, Texas  77060

                                    HYPOBANK INTERNATIONAL S.A.

                                    By:       /s/ Michael Bisch
                                    Name:     Michael Bisch
                                    Title:    Charge de Service
                                    Address:  4, rue Alphonse Weicker
                                              L-2721 Luxembourg-Kirchberg

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